SPECIMEN SPECIMEN SPECIMEN

NUMBER
1234567

COMMON STOCK

ODYSSEY GROUP INTERNATIONAL

SHARES
99,999

COMMON STOCK
CUSIP 67612C102

INCORPORATED UNDER THE LAWS OF THE STATE OF
NEVADA

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT ***Shareholder Name 1XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXEND***
Shareholder Name 2XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXEND
Shareholder Name 3XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXEND
Shareholder Name 4XXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXXEND
Reg descript if applicable

is the Owner of *** Ninety-Nine Thousand Nine Hundred Ninety-Nine ***

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
ODYSSEY GROUP INTERNATIONAL, INC.

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness this facsimile seal of said Corporation and the facsimile signatures of its duly authorized officers.

Dated: March 16, 2021

COUNTERSIGNED AND REGISTERED:
EMPIRE STOCK TRANSFER INC.
Transfer Agent and Registrar

By

AUTHORIZED SIGNATURE SPECIMEN

CORPORATE SEAL

SPECIMEN

PRESIDENT

B 79294